Exhibit 5.1                   Opinion re: legality

                  [Letterhead of Argento & Associates Law Firm


                                  Oct 1, 2007

Edward Alexander, Chief Executive Officer
PROTON LABORATORIES, INC.
980 Atlantic Avenue, Suite 110
Alameda, CA 94501

Dear Mr. Alexander:

          As counsel for PROTON LABORATORIES, INC., a State of Washington corporation(the "Company"), you have requested me to render this opinion in connection with the Registration Statement of the Company on Form SB-2 ("Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"),filed with the Securities and Exchange Commission relating to the resale of 7,750,000 shares of common stock, par value $.0001 per share (the "Common Stock") by certain security holders of the Company who are listed as the Selling Stockholders in the Registration Statement. Of these shares, 4,250,000 are issued and outstanding, and 3,500,000 are authorized and reserved for issuance pursuant to a conversion right of a debtholder.

          I am familiar with the Registration Statement and the registration contemplated thereby. In giving this opinion, I have reviewed the Registration Statement and such other documents and certificates of public officials and of officers and directors of the Company with respect to the accuracy of the factual matters contained therein as I have felt necessary or appropriate in order to render the opinions expressed herein. In making my examination, I have assumed the genuineness of all signatures, the authenticity of all documents presented to us as originals, the conformity to original documents of all documents presented to us as copies thereof, and the authenticity of the original documents from which any such copies were made, which assumptions I have not independently verified.

          Based upon the foregoing, I am of the opinion that:

1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington.

2. 4,250,000 shares of Common Stock are validly issued, fully paid and nonassessable.

3. 3,500,000 shares of common stock are validly authorized and are reserved for issuance per the conversion right of a debtholder.


          I consent to the use in the Registration Statement of the reference to Argento & Associates Law Firm as an expert under the heading " INTEREST OF NAMED EXPERTS AND COUNSEL."

          This opinion is conditioned upon the Registration Statement being declared effective by the Securities and Exchange Commission and upon compliance by the Company with all applicable provisions of the Securities Act and such state securities rules, regulations and laws as may be applicable.

                                Very truly yours,


                           /s/ Paula A. Argento, Esq.